EX-99.d.1.i

AMENDMENT NO. 2 TO

EXHIBIT A

OF THE INVESTMENT MANAGEMENT AGREEMENT

THIS EXHIBIT to the Investment Management Agreement dated April 30, 2021 (the “Agreement”) between IVY FUNDS and DELAWARE MANAGEMENT COMPANY (the “Investment Manager”), a series of Macquarie Investment Management Business Trust, amended as of the 31st day of December, 2024, lists the Funds for which the Investment Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Fund and the date on which the Agreement became effective for each Fund.

Fund Name (Trust Name)	Effective Date	Management Fee Schedule (as a percentage of average daily net assets) Annual Rate
Macquarie Asset Strategy Fund (formerly, Delaware Ivy Asset Strategy Fund and Ivy Asset Strategy Fund)	May 28, 2021	0.70% of net assets up to $1 billion
0.65% of net assets over $1 billion and up to $2 billion
0.60% of net assets over $2 billion and up to $3 billion
0.55% of net assets over $3 billion and up to $28 billion
0.545% of net assets over $28 billion and up to $53 billion
0.54% of net assets over $53 billion
Macquarie Balanced Fund (formerly, Delaware Ivy Balanced Fund and Ivy Balanced Fund)	April 30, 2021	0.70% of net assets up to $1 billion
0.65% of net assets over $1 billion and up to $2 billion
0.60% of net assets over $2 billion and up to $3 billion
0.55% of net assets over $3 billion and up to $5 billion
0.54% of net assets over $5 billion and up to $10 billion
0.53% of net assets over $10 billion
Macquarie Climate Solutions Fund (formerly, Delaware Climate Solutions Fund and Ivy Energy Fund)	April 30, 2021	0.85% of net assets up to $1 billion
0.83% of net assets over $1 billion and up to $2 billion
0.80% of net assets over $2 billion and up to $3 billion
0.76% of net assets over $3 billion and up to $5 billion
0.75% of net assets over $5 billion and up to $10 billion
0.74% of net assets over $10 billion
Macquarie Core Equity Fund (formerly, Delaware Ivy Core Equity Fund and Ivy Core Equity Fund)	April 30, 2021	0.70% of net assets up to $1 billion
0.65% of net assets over $1 billion and up to $2 billion
0.60% of net assets over $2 billion and up to $3 billion
0.55% of net assets over $3 billion and up to $5 billion
0.525% of net assets over $5 billion and up to $6 billion
0.50% of net assets over $6 billion and up to $10 billion
0.49% of net assets over $10 billion

Fund Name (Trust Name)	Effective Date	Management Fee Schedule (as a percentage of average daily net assets) Annual Rate
Macquarie Global Allocation Fund (formerly, Delaware Ivy Wilshire Global Allocation Fund and Ivy Wilshire Global Allocation Fund - Successor Strategy)	April 30, 2021

Multi-Asset Segment, cash on hand, and all other Fund assets other than Private Equity
0.06% of net assets up to $500 million
0.05% of net assets over $500 million and up to $1 billion
0.04% of net assets over $1 billion and up to $2 billion
0.03% of net assets over $2 billion

Private Equity Segment only
0.70% of net assets up to $1 billion
0.65% of net assets over $1 billion and up to $2 billion
0.60% of net assets over $2 billion and up to $3 billion
0.55% of net assets over $3 billion

Macquarie Global Bond Fund (formerly, Delaware Ivy Global Bond Fund and Ivy Global Bond Fund)	April 30, 2021	0.625% of net assets up to $500 million
0.60% of net assets over $500 million and up to $1 billion
0.55% of net assets over $1 billion and up to $1.5 billion
0.50% of net assets over $1.5 billion and up to $5 billion
0.49% of net assets over $5 billion and up to $10 billion
0.48% of net assets over $10 billion
Macquarie Global Growth Fund (formerly, Delaware Ivy Global Growth Fund and Ivy Global Growth Fund)	April 30, 2021	0.85% of net assets up to $1 billion
0.83% of net assets over $1 billion and up to $2 billion
0.80% of net assets over $2 billion and up to $3 billion
0.70% of net assets over $3 billion and up to $5 billion
0.695% of net assets over$5 billion and up to $10 billion
0.69% of net assets over $10 billion
Macquarie High Income Fund (formerly, Delaware Ivy High Income Fund and Ivy High Income Fund)	April 30, 2021	0.625% of net assets up to $500 million
0.60% of net assets over $500 million and up to $1 billion
0.55% of net assets over $1 billion and up to $1.5 billion
0.50% of net assets over $1.5 billion and up to $10 billion
0.49% of net assets over $10 billion and up to $20 billion
0.48% of net assets over $20 billion
Macquarie International Core Equity Fund (formerly, Delaware Ivy International Core Equity Fund and Ivy International Core Equity Fund)	April 30, 2021	0.85% of net assets up to $1 billion
0.83% of net assets over $1 billion and up to $2 billion
0.80% of net assets over $2 billion and up to $3 billion
0.70% of net assets over $3 billion and up to $5 billion
0.69% of net assets over $5 billion and up to $10 billion
0.68% of net assets over $10 billion
Macquarie Large Cap Growth Fund (formerly, Delaware Ivy Large Cap Growth Fund and Ivy Large Cap Growth)	April 30, 2021	0.70% of net assets up to $1 billion
0.65% of net assets over $1 billion and up to $2 billion
0.60% of net assets over $2 billion and up to $3 billion
0.55% of net assets over$3 billion and up to $5 billion
0.545% of net assets over $5 billion and up to $10 billion
0.54% of net assets over $10 billion

Fund Name (Trust Name)	Effective Date	Management Fee Schedule (as a percentage of average daily net assets) Annual Rate
Macquarie Mid Cap Growth Fund (formerly, Delaware Ivy Mid Cap Growth Fund and Ivy Mid Cap Growth Fund)	April 30, 2021	0.85% of net assets up to $1 billion
0.83% of net assets over $1 billion and up to $2 billion
0.80% of net assets over $2 billion and up to $3 billion
0.76% of net assets over $3 billion and up to $5 billion
0.73% of net assets over $5 billion and up to $10 billion
0.70% of net assets over $10 billion and up to $15 billion
0.67% of net assets over $15 billion
Macquarie Mid Cap Income Opportunities Fund (formerly, Delaware Ivy Mid Cap Income Opportunities Fund and Ivy Mid Cap Income Opportunities Fund)	May 28, 2021	0.85% of net assets up to $1 billion
0.83% of net assets over $1 billion and up to $2 billion
0.80% of net assets over $2 billion and up to $3 billion
0.76% of net assets over $3 billion and up to $5 billion
0.73% of net assets over $5 billion and up to $10 billion
0.70% of net assets over $10 billion and up to $15 billion
0.67% of net assets over $15 billion
Macquarie Multi-Asset Income Fund (formerly, Delaware Ivy Multi-Asset Income Fund and Ivy Apollo Multi-Asset Income Fund)	April 30, 2021	0.70% of net assets up to $1 billion 0.65% of net assets over $1 billion and up to $2 billion 0.61% of net assets over $2 billion and up to $3 billion 0.58% of net assets over $3 billion
Macquarie Natural Resources Fund (formerly, Delaware Ivy Natural Resources Fund and Ivy Natural Resources Fund)	April 30, 2021	0.85% of net assets up to $1 billion
0.83% of net assets over $1 billion and up to $2 billion
0.80% of net assets over $2 billion and up to $3 billion
0.76% of net assets over $3 billion and up to $5 billion
0.73% of net assets over $5 billion and up to $10 billion
0.70% of net assets over $10 billion

Fund Name (Trust Name)	Effective Date	Management Fee Schedule (as a percentage of average daily net assets) Annual Rate
Macquarie Science & Technology Fund (formerly, Delaware Ivy Science & Technology Fund and Ivy Science & Technology Fund)	April 30, 2021	0.85% of net assets up to $1 billion
0.83% of net assets over $1 billion and up to $2 billion
0.80% of net assets over $2 billion and up to $3 billion
0.76% of net assets over $3 billion and up to $8 billion
0.755% of net assets over $8 billion and up to $13 billion
0.75% of net assets over $13 billion
Macquarie Real Estate Securities Fund (formerly, Delaware Real Estate Securities Fund and Ivy Securian Real Estate Securities Fund)	April 30, 2021	0.90% of net assets up to $1 billion
0.87% of net assets over $1 billion and up to $2 billion
0.84% of net assets over $2 billion and up to $3 billion
0.80% of net assets over $3 billion and up to $5 billion
0.76% of net assets over $5 billion and up to $10 billion
0.72% of net assets over $10 billion
Macquarie Smid Cap Core Fund (formerly, Delaware Ivy Smid Cap Core Fund and Ivy Small Cap Core Fund)	April 30, 2021	0.85% of net assets up to $1 billion
0.83% of net assets over $1 billion and up to $2 billion
0.80% of net assets over $2 billion and up to $3 billion
0.76% of net assets over $3 billion and up to $5 billion
0.73% of net assets over $5 billion and up to $10 billion
0.72% of net assets over $10 billion
Macquarie Small Cap Growth Fund (formerly, Delaware Ivy Small Cap Growth Fund and Ivy Small Cap Growth Fund)	April 30, 2021	0.85% of net assets up to $1 billion
0.83% of net assets over $1 billion and up to $2 billion
0.80% of net assets over $2 billion and up to $3 billion
0.76% of net assets over $3 billion and up to $5 billion
0.73% of net assets over $5 billion and up to $10 billion
0.72% of net assets over $10 billion
Macquarie Systematic Emerging Markets Equity Fund (formerly, Delaware Ivy Systematic Emerging Markets Equity Fund)	April 30, 2021	1.00% of net assets up to $500 million
0.85% of net assets over $500 million and up to $1 billion
0.83% of net assets over $1 billion and up to $2 billion
0.80% of net assets over $2 billion and up to $3 billion
0.76% of net assets over $3 billion and up to $5 billion
0.755% of net assets over $5 billion and up to $10 billion
0.75% of net assets over $10 billion

DELAWARE MANAGEMENT COMPANY, A series of Macquarie Investment Management Business Trust		IVY FUNDS

By:	/s/Richard Salus	By:	/s/Shawn K. Lytle
Name:	Richard Salus	Name:	Shawn K. Lytle
Title:	Senior Vice President/	Title:	President and Chief Executive Officer
Global Head of Fund Services/Division Director